UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2011

Commission File Number:	1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216
(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip Code)

(212) 757-3300

(Registrant’s telephone number, including area code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Results of 2011 Annual Stockholders Meeting

          On May 5, 2011, Sterling Bancorp (the “Company”) held its Annual Stockholders Meeting (the “Meeting”). As of March 18, 2011, the record date, there were 30,865,763 Common Shares, par value $1.00 per share (the “Common Shares”) outstanding and entitled to vote at the Meeting. Of the total outstanding Common Shares, 28,758,970 were voted at the Meeting. There were five proposals presented and voted on and preliminary results were reported at the Meeting. Set forth below are the final results for all proposals, which were approved by the affirmative vote of a majority of the Common Shares present in person or by proxy and entitled to vote at the Meeting.

Proposal 1 – Election of Directors.

The following directors were elected to a one-year term by affirmative vote of a plurality of the votes cast at the Meeting.

Nominee	For	Withheld	Exceptions	Broker Non-Vote

Abrams, Robert	24,229,108	1,383,458	1,300,450	3,146,404
Adamko, Joseph M.	24,245,195	1,367,371	1,284,363	3,146,404
Cappelli, Louis J.	23,937,351	1,675,215	1,592,207	3,146,404
Ferrer, Fernando	25,185,297	427,269	344,261	3,146,404
Hershfield, Allan F.	23,839,258	1,773,308	1,690,300	3,146,404
Humphreys, Henry J.	23,841,831	1,770,735	1,687,727	3,146,404
Lazar, Robert W.	25,524,163	88,403	5,395	3,146,404
Lee, Carolyn Joy	24,901,747	710,819	627,811	3,146,404
Millman, John C.	24,262,504	1,350,062	1,267,054	3,146,404
Rossides, Eugene	23,254,285	2,358,281	2,275,273	3,146,404

Proposal 2 – Ratification of the appointment by the Audit Committee of the Board of Directors of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

	For	Against	Abstain	Not Voted
Votes Cast	28,600,486	118,207	40,277	2,106,792

Proposal 3 – Advisory approval of the compensation of the Company’s named executive officers.

	For	Against	Abstain	Not Voted	Broker Non-Vote
Votes Cast	21,725,145	2,058,960	1,828,461	5,253,195	3,146,404

Proposal 4 – Reapproval of the Sterling Bancorp Key Executive Incentive Bonus Plan.

	For	Against	Abstain	Not Voted	Broker Non-Vote
Votes Cast	24,439,107	461,216	712,243	5,253,195	3,146,404

Proposal 5 – Approval of an amendment of the Certificate of Incorporation to increase the number of authorized Common Shares of Sterling Bancorp from 50,000,000 to 100,000,000

	For	Against	Abstain	Not Voted
Votes Cast	24,646,519	4,043,870	68,581	2,106,792

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	May 6, 2011

BY:	/s/ Debra A. Ashton
Corporate Secretary